As filed with the Securities and Exchange Commission on October 29, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JINGWEI INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Nevada	20-1970137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 701-702, Building14, Keji C. Rd.,2nd, Software Park,
Nanshan District,
Shenzhen, PRC 518057
Tel. No: +86 755-83437888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000
Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐    Non-accelerated filer ☐       Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each Class of Security being Registered	Amount being Registered (1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share(2)		(3)(4)		(3)		(3)		(3)
Common Stock Purchase Rights (2)		(3)(4)		(3)		(3)		(3)
Warrants (2)		(3)(4)		(3)		(3)		(3)
Debt securities		(3)(4)		(3)		(3)		(3)
Units		(3)(4)		(3)		(3)		(3)
Total Offering	$40,000,000		100%		$40,000,000	(2)	$2,852	(5)

Total							$2,852	(5)

(1) This registration statement includes $40,000,000 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(5) $2,139 paid in connection with the filing of the Registration Statement on Form S-3 of the Registrant (File No. 333-168108), which Registration Statement was withdrawn by the Registrant prior to the offer or sale of any securities thereunder. The filing fee due hereunder is offset by reference to such Registration Statement pursuant to Rule 457(p). The balance of $713 is paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated October 29, 2010

JINGWEI INTERNATIONAL LIMITED

$40,000,000
Common Stock
Common Stock Purchase Rights
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, common stock purchase rights, debt securities, warrants, or units having a maximum aggregate offering price of $40,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

We will provide specific terms of the offerings of our securities in supplements to this prospectus.  The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NASDAQ Global Market under the symbol “JNGW.”  Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Global Market or any other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is $42,831,805, based on 17,049,000 shares of outstanding common stock, of which 8,652,890 are held by non-affiliates, and a per share price of $4.95 based on the closing sale price of our common stock on October 27, 2010. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page [6] for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $40,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Company”, “Jingwei”, “we”, “us”, and “our” refer to Jingwei International Limited and its subsidiaries and variable interest entities (the “VIEs”). “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus.  Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K, which we filed with the SEC on March 31, 2010 and was amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and the Annual Report on Form 10-K/A filed on October 28, 2010; and in our Quarterly Report on Form 10-Q which we filed with the SEC on May 17, 2010 and was amended by the Quarterly Report on Form 10-Q/A filed on July 13, 2010 and the Quarterly Report on Form 10-Q/A filed on October 28, 2010 and in our Quarterly Report on Form 10-Q which we filed with the SEC on August 16, 2010. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	common stock purchase rights;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $40,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

Jingwei and its consolidated subsidiaries and variable interest entities are a leading provider of data mining, interactive marketing and software services in China.  With a customer database of about 400 million Chinese consumers operated by our patented data mining tools and software technologies, we enable leading multinational and Chinese companies to reach their target audience. Currently, we operate two business segments in China: data mining and software services.

 In the Data Mining segment, we offer a rich portfolio of business intelligence and interactive marketing services to the major telecom operators and corporate clients in China. Our services include market segmentation, customer trend and churn analysis, fraud detection and a range of interactive marketing and advertising services such as telemarketing, direct mailing, mobile advertising, mobile value-added services (MVAS) and bundled mobility solutions.

In the Software Services segment, we provide a broad range of billing systems, provisioning solutions, decision support and customer relationship management systems for China’s leading telecom carriers and state owned enterprises. The software services business complements and strengthens sales opportunities for our high margin data mining and interactive marketing services, which not only allows us to enhance our customer database, it also provides useful tools to allow us to leverage the telecom resources to provide comprehensive multi-media marketing and advertising delivery channels to reach the target consumers for our corporate clients.

By providing our services to the same major customers across the two segments, our core competence and software expertise in data mining, predictive analysis and customer relationship management (CRM) have considerable synergies and are complementary in supporting the growth of our business.

We have been investing heavily in research and development in data mining tools to enable the Company to cross reference different sources for its vast data. We continue to expand our product offerings as well as create innovative data mining software tools to enhance our service offerings to support interactive marketing for our corporate customers through multi-media channels. In addition, to capitalize on the rapid growth of mobile applications and consumers spending, we are developing smart interactive mobile value-added services as well as enhancing our interactive marketing platform to support mobile internet marketing solutions for our clients to provide high value services to business enterprises and the consumers.

The primary geographic focus of our operations is in China including Hong Kong Special Administrative Region (“Hong Kong” or “HK”), where we derive all of our sales. We conduct our business operations through Jingwei Hengtong Technology (ShenZhen) Co. Ltd (“Jingwei Hengtong”), a wholly-owned subsidiary company that became the primary beneficiary of Shenzhen Jingwei Communication Co., Ltd. (“Jingwei Communication”) via various contractual agreements. Jingwei Communication has three subsidiaries: New Yulong Information Technology Co. Ltd (“Yulong IT”), New Yulong Software Technology Development Co. Ltd (“Yulong Software”) and Jiangsu Liandong Communication Ltd. ("Jiangsu Liandong"). In addition, Yulong IT wholly owns two subsidiaries: Beijing New Media Advertising Co. Ltd. (“Beijing New Media”) and Shenzhen Xinguochuang Information Technology Company Limited (“Xinguochuang”).

We believe our future growth continues to benefit from the rapid growth of consumer spending driven by favorable Internet, mobile and eCommerce usage trends in China as well as the increased telecom expenditure propelled by various network modernization programs such as the 3G rollout, 3-Network convergence and the Intelligent Electric Grid rollout which create a strong demand for our product and services.

In the Data Mining segment, we believe the primary driver is in the broad adoption of our data mining and interactive marketing service as well as mobile Internet solutions across various business segments. In order to cement our leadership position in data mining and interactive marketing, we will need to continuously refresh, update and increase the number of profiles of our consumer database, enhance our data mining and interactive marketing infrastructure including the addition of new hardware and software capabilities as well as expanding our web-enabled call center operations to multiple cities.

In the Software Services segment, we foresee the nationwide 3G rollout and the Intelligent Electric Grid rollout embarked upon in 2009 by the central government as well as the 3-Network convergence program announced in 2010 will continue to drive a strong demand for new software services and application solutions in areas Jingwei International has been a leader.  To capitalize on these growth opportunities, we will need to make further investment in our R&D programs to build new products and to strengthen our technical capabilities.  As such, we will consider disciplined M&A opportunities to extend our market reach and to broaden our product and services that are accretive to revenue and earnings growth for us.

Currently, we offer 36 data mining and software platforms registered with the Shenzhen Bureau of Science, Technology and Information and National Government. And our intellectual property portfolio is covered by 15 patents issued by National Intellectual Property Administration of the People’s Republic of China. When these patents were registered with the appropriate authority, we received a certificate with respect to our protected intellectual property in such software. We then license the software to our customers for a usage fee. We presently do not have any registered trademarks. In addition we have received certificates with respect to two registered copyrights.

As of September 30, 2010, we had approximately 277 employees.

Our common stock is listed on The Nasdaq Global Market under the symbol “JNGW.”

Our principle executive office is located at Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, and our telephone number there is  +86 755-83437888.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K which was filed on March 31, 2010 with the SEC and later amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and the Annual Report on Form 10-K/A filed on October 28, 2010, or any updates to our risk factors in our Quarterly Reports on Form 10-Q which was filed on May 17, 2010 with the SEC and later amended by the Quarterly Report on Form 10-Q/A filed on July 13, 2010 and the Quarterly Report on Form 10-Q/A filed on October 28, 2010 and the Quarterly Report on Form 10-Q which was filed on August 16, 2010, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses.  The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	common stock purchase rights;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as may be amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of September 30, 2010, our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

As of September 30, 2010, there were 17,049,000 shares of common stock issued and outstanding.  Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings.

Dividend Rights

The holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended and restated. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the Nevada Revised Statutes prescribe a different percentage of votes and/or exercise of voting power.

No Preemptive or Similar Rights

No holders of our common stock have preemptive rights, and shares of our common stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

Certain Provisions of Nevada Law and our Articles of incorporation and By-Laws

Nevada Anti-Takeover Laws

The Company is subject to the Nevada anti-takeover laws regulating corporate takeovers.  These anti-takeover laws prevent Nevada corporations from engaging in a merger, consolidation, sales of its stock or assets, and certain other transactions with any stockholder, including all affiliates and associates of the stockholder, who owns 10% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 10% or more of the corporation’s voting stock except in certain situations.

In addition, the Company is subject to the Nevada “control share” statute which prohibits an acquiring person, under certain circumstances, from voting certain shares of a target corporation’s stock after such acquiring person’s percentage of ownership of such corporation’s stock crosses certain thresholds, unless the target corporation’s disinterested stockholders approve the granting of voting rights to such shares.

By-law Provisions

Our by-laws provide that special meetings of our shareholders may be called by our president, by our board of directors or by any two or more members thereof, or by one or more shareholders holding not less than twenty percent (20%) of the voting power of our company.

Our by-laws provide that if a vacancy occurs on the board, a majority of the remaining directors may fill the vacancy. The shareholders may fill any vacancy not filled by the directors. A director elected to fill a vacancy shall serve until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

Our by-laws provide that any action that could be taken by the vote of shareholders at a meeting, may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power (NRS 78.320), and any actions at meetings not regularly called shall be effective subject to the ratification and approval provisions of NRS 78.325.

Our new by-laws may be adopted or our bylaws may be repealed or amended by a vote or the written assent of either shareholders entitled to exercise a majority of the voting power of our company, or by a majority of the number of directors authorized to conduct the business of our company.

Liability and Indemnification of Directors and Officers

Our articles of incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

Options/Warrants

As of September 30, 2010, we had outstanding options to purchase a total of 740,100 shares of our common stock, and outstanding warrants to purchase a total of 1,459,850 shares of our common stock.

Common Stock Purchase Rights

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

 Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, common stock purchase rights and/or debt securities in one or more series. We may issue warrants independently or together with common stock, common stock purchase rights and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock, the number or amount of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.    As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things,:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada.

EXPERTS

The consolidated balance sheets of Jingwei International Limited and subsidiaries as of December 31, 2009 and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for the year then ended are incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K which was filed with the SEC on March 31, 2010 and later amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and the Annual Report on Form 10-K/A filed on October 28, 2010 have been audited by Bernstein & Pinchuk LLP an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such a firm given upon its authority as an expert in accounting and auditing.

The consolidated balance sheet of Jingwei International Limited and subsidiaries as of December 31, 2008 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended are incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Morison Cogen LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such a firm given upin its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon oral or written request, free of charge.  Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Jingwei International Limited, at the Company’s office located at Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057. The Company’s telephone number is +86-755-83437888.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.jingweicom.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010 and amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and the Annual Report on Form 10-K/A filed on October 28, 2010;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 17, 2010 amended by the Quarterly Report on Form 10-Q/A filed on July 13, 2010  and the Quarterly Report on Form 10-Q/A filed on October 28, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 16, 2010;

•	Current Reports on Form 8-K, filed on October 12, 2010, July 13, 2010, June 29, 2010, June 17, 2010, March 2, 2010 and January 26, 2010 and

•
The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 001-34744) filed with the SEC on May 14, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Jingwei International Limited, Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, and our telephone number is +86 755-83437888.

$40,000,000

JINGWEI INTERNATIONAL LIMITED

Common Stock
Common Stock Purchase Rights
Debt Securities
Warrants
Units

PROSPECTUS

        , 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Jingwei International Limited.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$2,852
Transfer agent’s fees and expenses	2,500	*
Printing and engraving expenses	2,500	*
Accounting fees and expenses	20,000	*
Legal fees and expenses (including blue sky services and expenses)	15,000	*
Miscellaneous	2,000	*
Total	$45,032	*

* Estimated

Item 15. Indemnification of Officers and Directors

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XI of the articles of incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a controlling person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, common stock purchase rights, warrants or debt securities.

3.1	Articles of Incorporation, as amended, as currently in effect (1)

3.2	By-laws (2)

4.1*	Form of specimen common stock certificate, if any

4.2*	Form of Underwriter Warrant

4.3*	Form of Common Stock Purchase Right.

4.4 **	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.5 **	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6*	Form of debt securities, if any.

4.7*	Form of warrant agreement and warrant certificate, if any.

4.8*	Form of unit agreement and unit certificate, if any.

5.1**	Opinion of Loeb & Loeb LLP as to the legality of the debt securities or warrants being registered. .

5.2**	Opinion of Lewis and Roca LLP as to the legality of the common stock being registered.

23.1**	Consent of Bernstein & Pinchuk LLP, an independent registered public accounting firm.

23.2**	Consent of Morison & Cogen LLP, an independent registered public accounting firm

23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

23.4**	Consent of Lewis and Roca LLP (included in Exhibit 5.2).

24.1 **	Power of Attorney (included on signature pages to the registration statement).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture.

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**	Filed herewith.

***	To the extent applicable, to be filed under Form 305B2.

(1) Filed as Exhibit 3.1 to the registration statement on Form SB-2 filed with the SEC on February 4, 2005 and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the registration statement on Form SB-2 filed with the SEC on February 4, 2005 and incorporated herein by reference.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)  The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)   If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on the 28th day of October, 2010.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Rick H. Luk
Name: Rick H. Luk
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick H. Luk, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Rick H. Luk	Chief Executive Officer (Principal Executive	October 28, 2010
Rick H. Luk	Officer)

/s/ Yong Xu	Chief Financial Officer (Principal Financial	October 28, 2010
Yong Xu	and Accounting Officer)

/s/ George (Jianguo) Du	President and Chairman	October 28, 2010
George (Jianguo) Du

/s/ Zhisheng Wang	Director	October 28, 2010
Zhisheng Wang

/s/ Corla Chen	Director	October 28, 2010
Corla Chen

/s/ Jason Chen	Director	October 28, 2010
Jason Chen

/s/ Wenhuang Liu	Director	October 28, 2010
Wenhuang Liu

/s/ Lily Sun	Director	October 28, 2010
Lily Sun